UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________


                                    FORM 8-K



                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 8, 2000
                (Date of Earliest Event Reported): ______________


                           CENTRE CAPITAL CORPORATION

              (Exact name of Registrant as specified in its charter)


          NEVADA                  000 - 25845                87-0385103
     (state or other           (Commission File           (I.R.S. Employer
     jurisdiction of                Number)              identification No.)
      incorporation)



                                2629 Gravel Drive
                             Fort Worth, Texas 76118

               (Address of Principal Executive Offices)(Zip Code)


                                 (817) 284-5365

             (Registrant's  telephone number, including area  code)


                                   2619 Gravel
                             Fort Worth, Texas 76118

          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS.

     On November 8, 2000, the Company issued a press release announcing that it is engaged in discussions with American Absorbents Natural Products, Inc. ("American Absorbents") for the purpose of restructuring the definitive terms under which the Company would acquire American Absorbents. The Company and American Absorbents had previously announced an Agreement and Plan of Reorganization ("Agreement") dated August 8, 2000 under which American Absorbents would become a wholly owned subsidiary of the Company. If the parties are unable to renegotiate the terms of the Agreement, it is likely that the transaction will be abandoned. The Company also announced that it will not effect the 3 for 2 forward stock split previously announced in connection with the American Absorbents Agreement. The Company's press release dated November 8, 2000, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, is also incorporated herein by reference.

     The Company has changed its address and telephone number. Its new address is 2629 Gravel Drive, Fort Worth, Texas 76118 and its new telephone number is
(817)  284-5365.


ITEM  7.  Financial  Statements  and  Exhibits.

     (c)  Exhibits

          99.1 Press Release issued November 8, 2000 announcing renegotiation discussions with American Absorbents. (1)

                  (1)     Filed  herewith.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CENTRE  CAPITAL  CORPORATION



Dated:  November 8, 2000                       BY:  /s/  Karl  Jacobs
                                                   --------------------
                                                    KARL  JACOBS,  CEO